UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):- September 1, 2015

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 McMullen Booth Road, Suite 212, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 1, 2015, the Company entered into one-year employment agreements with Michael Gordon, its Chief Executive Officer, and Michael Bundy, its President and Chief Operating Officer. Each agreement automatically renews after the expiration of the initial term (and yearly thereafter) for a period of one year unless either party gives the other party written notice, at least 90 days prior to the end of the then existing term that the employment is to terminate. Messrs. Gordon and Bundy receive an annual salary of $125,000 plus a 1.2% quarterly bonus on HighCom sales. Each officer also received options to purchase 10 million shares of the Company’s Common Stock exercisable at $.009 per share from the date of vesting over a period of up to ten years. Of the 10 million options, 5 million are immediately vested and the balance of the options vest over a period of four additional years. Messrs. Gordon’s and Bundy’s employment agreements can be terminated without cause only by giving 90 days prior notice as described above. If terminated without cause, employee is entitled to full compensation during the instant, pending term. In the event employee is terminated for cause as defined in the agreement or due to the death of the employee, such employee will be paid his compensation through the termination date of his employment. Messrs. Gordon and Bundy are bound by an agreement not to compete during the term of their employment agreement and for a period of one year after the expiration of their respective employment agreements.

On September 1, 2015, the Company entered into an employment agreement with Chad Wright to serve as the Company’s Vice President of Manufacturing and Distribution. Mr. Wright’s agreement is for a term of one year and automatically renews after the expiration of the initial term (and yearly thereafter) for a period of one year unless either party gives the other party written notice, at least 90 days prior to the end of the then existing term that the employment is to terminate. Mr. Wright receives an annual salary of $63,000 plus a .06% quarterly bonus on HighCom sales. Mr. Wright received options to purchase 5 million shares of the Company’s Stock exercisable at $.009 per share from the date of vesting over a period of up to ten years. Of the 5 million options, 2.5 million are immediately vested and the balance of the options vest over a period of four additional years. Mr. Wright’s employment agreement can be terminated without cause only by giving 90 days prior notice as described above. If terminated without cause, employee is entitled to full compensation during the instant, pending term. In the event employee is terminated for cause as defined in the agreement or due to the death of the employee, such employee will be paid his compensation through the termination date of his employment. Mr. Wright is bound by an agreement not to compete during the term of his employment agreement and for a period of one year after the expiration of his employment agreement.

On September 1, 2015, the Company entered into a consulting agreement with Paul Sparkes who agreed to serve as the Company’s non-executive Chairman of the Board of the Company. Mr. Sparkes shall receive compensation at a pre-determined hourly rate. Such compensation shall be paid in common stock, warrants, options or other securities as the parties may agree in writing. The term of the consulting agreement is for a term of one year and shall automatically renew on an annual basis unless either party provides written notice of intent to terminate the agreement no less than 30 days prior to the anniversary date of the execution of the agreement. Mr. Sparkes received options to purchase 1,500,000 shares of the Company’s Common Stock, all of which are immediately vested and are exercisable at $.009 per share over a term of up to three years. Mr. Sparke’s consulting agreement provides for indemnification and an agreement not to compete during the term of the consulting agreement and for a period of three years after the expiration of the consulting agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On September 1, 2015, the Company elected Paul Sparkes to the board of directors. Mr. Sparkes agreed to serve as the Company’s non-executive chairman of the board of directors. Mr. Sparke’s biographical information is as follows:

Paul Sparkes is an accomplished Canadian business leader with over twenty years’ experience in media, finance, capital markets and Canada’s political arena.  Most recently Sparkes was Executive Vice Chair, Director and co-founder of Difference Capital Financial, a TSX-listed specialty finance company that invests in media, technology, health care and U.S. real estate.  He is currently a corporate director, advisor and deal maker for growth companies in the media, technology and entertainment sectors.

Previously, Sparkes was Executive Vice President, Corporate Affairs for CTVglobemedia (now Bellmedia), where he had oversight for corporate matters including strategy, regulatory, public and government affairs, communications, corporate social responsibility, as well as all sponsorship for CTVglobemedia Inc., and its divisions, including 27 conventional TV stations, 29 specialty and pay TV channels, 34 radio stations, The Globe and Mail, and Canada’s Olympic Broadcast Media Consortium.

Over the course of his decade long tenure at CTVglobemedia, Sparkes led the development and implementation of successful public affairs strategies and major campaigns in support of corporate, board and regulatory priorities over transitions including changes in shareholders, ownership structure as well as corporate acquisitions and divestitures.

Sparkes served as the chief spokesperson for the company appearing before federal parliamentary committees, hearings before the Canadian Radio-Television and Telecommunications Commission, press conferences and media interviews with national and international television, radio and print outlets including CTV, CBC, The Globe and Mail, National Post, The New York Times, Marketing Magazine and Variety.  He was successful in promoting the most trusted and most recognized media brands in Canada, including CTV News.

While administering large budgets and managing diverse creative teams of people, Sparkes led the successful initiative to secure retransmission consent rights for private broadcasters, a regulatory change that generated significant returns for shareholders and changed the media industry landscape in Canada.   He has been recognized as among the 100 Top Lobbyists in Canada.

Prior to joining Bell Globemedia in 2001 as Group Vice-President, Public Affairs, Sparkes held senior positions in the public service, including with the Government of Canada and the Government of Newfoundland and Labrador.  From 1996 to 2001, he served in the Office of the Prime Minister as Director of Operations, and Special Assistant for Atlantic Canada.  Sparkes also served as Executive Assistant to two Premiers of Newfoundland and Labrador.

Sparkes sits on several public and private boards, including Thunderbird Films and Bluedrop Performance Learning Inc., Sparkes is the Chair of the Board and Founding Member of the Smiling Land Foundation.

As a past member of the OneXOne board, Sparkes led the implementation of the First Nations School Breakfast Program providing healthy food for Aboriginal children in remote communities.  He also served eight years on the board of the Animal Planet Digital Channel and four years as President of the CHUM Charitable Foundation and is a past board member of the Canadian Venture Capital & Private Equity Association and the National Arts Center Foundation. Educated in Quebec and Newfoundland, Sparkes holds a Bachelor of Arts in Political Science from Memorial University.

On September 1, 2015, the Board of Directors elected Chad Wright as Vice President of Manufacturing and Distribution. Mr. Wright oversees our manufacturing and distribution operations in Columbus Ohio as well as our research and development programs. Mr. Wright has earned a tremendous reputation in the industry over the past decade working for some of the most successful armor guru’s and companies in business today. From 2002 to 2008, Mr. Wright worked for Composix Company located in Newark OH, producing specialized vehicle parts and fuel tanks for military equipment. In 2004, Mr. Wright became the General Production Manager, overseeing day to day operations in production areas, in addition to setting up internal QMS, inventory, ISO implementation, shipping & receiving, logistics of freight and machinery, inventory management, etc. as well as overseeing all testing and evaluation of contracted equipment at off-site testing facilities. Mr. Wright’s R&D team designed, developed, and tested multiple armor applications for vehicle, body armor and various other armor applications. In 2008 and 2009, Mr. Wright worked for Tencate Advanced Armor. As their ballistics lab manager, Mr. Wright’s duties were working with the QC, testing various lot samples from in house production of ballistic fabrics, in addition to R&D projects to develop armor systems and test plans. In 2009, Mr. Wright joined HighCom Security, where Mr. Wright performed similar R&D and Ballistic Lab duties. Mr. Wright specifically helped establish an R&D area to effectively carry out corporate tasks that would comply to the ISO 9001 standards. In 2011, Mr. Wright took over as General Plant/Production Manager where he established HighCom’s Columbus Production Facility and is currently Vice President of Manufacturing. Mr. Wright oversees all operations within the Columbus facility, including but not limited to: production, shipping & receiving, order fulfilment, R&D, ballistic lab, quality control, employees, purchasing, NIJ documentation, third party lab testing, FIT Audits, ballistic data reports, compliant model build sheets, cost control on materials and facility, effective lean production methods, and maintaining our ISO/BA9000 certification as a manufacturer of high quality, cost effective protective armor that meets and exceeds industry standards.

Reference is made to Item 1.01 for a description of material agreements entered into by the Company with its executive officers and/or directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated September 1, 2015 – Michael J. Gordon*

10.2 Employment Agreement dated September 1, 2015 – Michael L. Bundy*

10.3 Employment Agreement dated September 1, 2015 – Chad Wright*

10.4 Consulting Agreement dated September 1, 2015 – Paul Sparkes*

____________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
September 2, 2015	BLASTGARD INTERNATIONAL, INC.

	By:	/s/ Michael J. Gordon
Michael J. Gordon, Chief Executive Officer